Independent auditors' consent

The board and shareholders AXP Strategy Series, Inc.
   AXP Equity Value Fund
   AXP Strategy Aggressive Fund
   AXP Small Cap Advantage Fund

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                              /s/  KPMG LLP
                                                   KPMG LLP


Minneapolis, Minnesota
May 17, 2000